Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G dated February 12, 2024 with respect to the Common Shares of Sphere 3D Corp., a company incorporated under the Business Corporations Act (Ontario), and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: February 12, 2024

HERTFORD ADVISORS LTD.

By:	/s/ Eric Strachan
Name:	Eric Strachan
Title:	Director

CARAVEL CAPITAL FUND, LTD.

By:	/s/ Glen Gibbons
Name:	Glen Gibbons
Title:	Director

CARAVEL CAPITAL INVESTMENTS, INC.

By:	/s/ Glen Gibbons
Name:	Glen Gibbons
Title:	Director

/s/ Glen Gibbons
Glen Gibbons